EXHIBIT 10.1

STANDBY INVESTMENT AGREEMENT

This STANDBY INVESTMENT AGREEMENT (this “Agreement”) is made and entered into as of June 10, 2002 by and between CenterSpan Communications Corporation, an Oregon corporation (the “Company”) and Peter R. Kellogg, a resident of the state of New Jersey (“Investor”).

In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.              Commitment; Purchases

1.1          Commitment

Subject to the terms and conditions of this Agreement, the Company shall have the right to demand, from time to time between July 1, 2002 and December 31, 2002, that Investor purchase (a “Purchase”) up to an aggregate of 833,333 shares of the Company’s Common Stock (“Common Stock”) at a purchase price of $6.00 per share (the “Purchased Shares”) for an aggregate purchase price of up to $4,999,998.

1.2          Purchases

Within five (5) business days after receipt by Investor of a written request from the Company to purchase Common Stock, Investor shall wire transfer immediately available funds in an amount equal to the product of the number of shares to be purchased and $6.00 to the account of the Company indicated in the written notice.  The notice shall be executed by a responsible officer of the Company and shall be in the form attached as Exhibit A.  The Company shall promptly deliver certificates for the number of shares of Common Stock purchased.

Section 2.              Warrant

The Company will issue warrants to Investor to purchase Common Stock at a price of $10.67 per share, for a term of three years from the date of issuance, in substantially the form attached hereto as Exhibit B (the “Warrants”) as follows:

(a)           Upon execution of this Agreement and the Standstill Agreement dated as of the date hereof by and between the parties hereto, the Company will issue to Investor a Warrant to purchase 100,000 shares of Common Stock.

(b)           Upon any purchase of Common Stock by Investor pursuant to Section 1 hereof, the Company will issue to Investor a Warrant to purchase one share of Common Stock for each share of Common Stock purchased hereunder in excess of 100,000 shares.

Section 3.              Representations and Warranties of the Company

The Company hereby represents and warrants to Investor that, except as set forth on a Schedule of Exceptions attached hereto as Schedule A:

3.1          Organization and Qualification

The Company is a corporation duly organized and validly existing under the laws of the State of Oregon.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the assets, condition (financial or other), prospects or business of the Company (a “Company Material Adverse Effect”).

3.2          Enforceability

The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the certificates, instruments and documents executed or delivered by it pursuant to the terms of this Agreement.  All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the performance of all of its obligations under this Agreement has been taken.  This Agreement has been duly executed and delivered by the Company, and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, sale or issuance of securities.

3.3          Securities

The Common Stock and Warrants to be issued pursuant to this Agreement, when issued and delivered to Investor pursuant to this Agreement, shall be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties contained in Section 4, issued in compliance with applicable federal and state securities laws.  The shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”), when issued and delivered to Investor pursuant to the Warrant, shall be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties contained in Section 4 as of the date of such issuance, issued in compliance with applicable federal and state securities laws.

3.4          No Approvals or Notices Required; No Conflicts With Instruments

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person or entity, except (i) compliance with applicable securities laws and (ii) such consents, approvals, authorizations, declarations, filings and registrations (A) which have been or as of any Purchase Date (as defined in Section 5) will have been obtained or effected or (B) the failure of which to obtain or effect would not, both individually and in the aggregate, have a Company Material Adverse Effect; (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel any agreement or document filed as an exhibit the Company’s SEC Documents (as defined below), except for such defaults, accelerations, terminations or creations of such rights which would not, both individually and in the aggregate, have a Company Material Adverse Effect; or (d) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Company, in each case as amended.

3.5          Capitalization

The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which 10,010,107 shares were issued and outstanding as of March 31, 2002, and 5,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued or outstanding.  Such issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

3.6          SEC Documents

The Company has furnished or made available to Investor true and complete copies of (a) its Annual Report on Form 10–K for the fiscal year ended December 31, 2001, (b) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (c) all Forms 8–K filed after the date of such Form 10–K, if any, and (d) its Proxy Statement, dated April 19, 2002, for the annual meeting of the Company’s shareholders held on May 21, 2002 (collectively, the “SEC Documents”).  As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

3.7          Full Disclosure

The information furnished by the Company to Investor or its representatives in writing in connection with this Agreement (including, without limitation, the information contained in the SEC Documents, as the same may have been updated by filings by the Company with the Securities and Exchange Commission after the date hereof but prior to any Purchase Date), when taken together, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements so made or information so delivered, in light of the circumstances under which they were made, not misleading.

3.8          Brokers or Finders

Except for an obligation to issue warrants to purchase shares of common stock at a price of $10.67 per share to Montauk Financial Group or its affiliates in connection with the transactions contemplated by this Agreement, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.9          S-3 Eligibility

As of the date hereof, the Company is eligible to use a registration statement on Form S-3 to register resales of its Common Stock.

Section 4.              Representations and Warranties of Investor

Investor hereby represents and warrants that:

4.1          Authorization

All corporate or other similar action, if any, required on the part of Investor for the authorization, execution and delivery of this Agreement and the other agreements and transactions contemplated herein, and the performance of all of Investor’s obligations hereunder and thereunder have been taken, and this Agreement constitutes, and when executed and delivered by Investor the other agreements contemplated herein to which Investor is a party will constitute, valid and legally binding obligations of Investor, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, sale or issuance of securities.  Investor has full power and authority to execute, deliver and perform its obligations under this Agreement and such other agreements and to own the Common Stock and Warrants to be received by Investor hereunder and the Warrant Shares issuable upon exercise of the Warrants (collectively, the “Securities”).

4.2          Purchase Entirely for Own Account

This Agreement is being entered into in reliance upon Investor’s representation to the Company, which by Investor’s execution of this Agreement Investor hereby confirms, that the Securities will be acquired for investment for Investor’s own account, and not with a view to the distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in a manner contrary to the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws.

4.3          Disclosure of Information; Due Diligence

Investor has received and reviewed a copy of each SEC Document.  Investor represents and acknowledges that he has been solely responsible for his own “due diligence” investigation of the Company and of the management and business of the Company, for his own analysis of the merits and risks of this investment, and for his own analysis of the fairness and desirability of the terms of the investment; that in taking any action or performing any role relative to the arranging of the proposed investment, Investor has acted solely in his own interests.

4.4          Investment Experience; Accredited Investor Status

Investor is an investor in securities of the type of the Securities and acknowledges that the Securities are a speculative risk.  Investor is able to fend for himself in the transactions contemplated by this Agreement, can bear the economic risk of his investment (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Securities.  Investor understands that the Securities have not been registered under the Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance of the Company on such exemptions is predicated upon the accuracy of his representations and warranties in this Section 4.

Investor is familiar with Regulation D promulgated under the Act and is an “accredited investor” as defined in Rule 501(a) of such Regulation D.

4.5          Restricted Securities

Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in Section 4.6 below.  In this connection, Investor represents that he is familiar with Rule 144 promulgated under the Act, as currently in effect, and understands the resale limitations imposed thereby and by the Act.

4.6          Legend

It is understood that the certificates evidencing the Securities may bear the following or a similar legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (B) SUCH TRANSACTION IS EXEMPT FROM, AND NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS AND THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

4.7          Residency

For purposes of the application of state securities laws, Investor represents that he is a resident of the state indicated on the signature pages hereof.

Section 5.              Conditions of Investor’s Obligations at Purchase

The obligations of Investor under Section 1 of this Agreement are subject to the fulfillment at or before each date that the Company requires Investor to purchase Common Stock (each a “Purchase Date”) of each of the following conditions:

5.1          Representations and Warranties

The representations and warranties of the Company contained in Section 3 hereof shall be true in all material respects when made.

5.2          Performance

The Company shall have performed and complied in all material respects with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it on or before each Purchase Date.

5.3          Qualification

The offer and sale of the Common Stock, the Warrants and the Warrant Shares to Investor pursuant to this Agreement shall be qualified or exempt from qualification under all applicable federal and state securities laws, which qualification or exemption the Company shall have exercised its reasonable best efforts to obtain.

Section 6.              Conditions of the Company’s Obligations at Purchase

The obligations of the Company to Investor under this Agreement are subject to the fulfillment at or before each Purchase Date of each of the following conditions:

6.1          Representations and Warranties

The representations and warranties of Investor contained in Section 4 shall be true in all material respects when made.

6.2          Qualification

The offer and sale to Investor of the Securities shall be qualified or exempt from qualification under all applicable federal and state securities laws, which qualification or exemption the Company shall have exercised its reasonable best efforts to obtain.

Section 7.              Registration Rights

(a)           Subject to Section 7(b) below, Investor may demand that the Company file, within 60 days of a Purchase that results in Investor holding at least 200,000 Purchased Shares, a registration statement on Form S-3 (or any successor form) to register under the Act the Purchased Shares and the Warrant Shares (collectively, the “Registrable Shares”) held by Investor.  Any such registration statement may also include other shares of Common Stock issued to other investors by the Company.  The Company shall use its best efforts to have the registration statement declared effective within 90 days after filing and to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) until the earliest of (i) the fifth anniversary of the effective date, (ii) the date all such Registrable Shares have been disposed of pursuant to such effective registration statement and (iii) the date Investor could sell all the Registrable Shares under Rule 144 without limitations on the number of shares sold.  The Company shall respond to the SEC within 15 days after the Company’s receipt of any SEC comments with respect to the registration statement or any amendments thereto, subject to timely receipt from Investor and other holders of shares of Common Stock to be included in such registration statement of information required to so respond to such comments.

(b)           The Company shall not be obligated to effect any such registration pursuant to Section 7(a):

(1)           if the offering is deemed by the SEC to involve a primary offering by the Company and Form S-3 is not available for such offering; or

(2)           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration.

(c)           The Company shall notify Investor in writing at least thirty (30) days prior to filing any registration statement under the Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 7(a) of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford Investor an opportunity to include in such registration statement all or any part of the Registrable Shares then held by Investor, subject to the provisions of Section 7(d) below.  If Investor wants to include in any such registration statement all or any part of such Registrable Shares he holds, he shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of such Registrable Shares he wishes to include in such registration statement.

(d)           If a registration statement under which the Company gives notice under Section 7(c) is for an underwritten offering, then the Company shall so advise Investor.  In such event, the right of an Investor to include any of Investor’s Registrable Shares in a registration pursuant to Section 7(c) shall be conditioned upon Investor’s participation in such underwriting and the inclusion of Investor’s Registrable Shares in the underwriting on the same terms and conditions as the other participants in such offering, including, without limitation, entering into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters).  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each holder of registration rights granted by the Company before the date of this Agreement that contractually require the Company to include such holder’s shares on a priority basis, and, third, to Investor and any other holder of registration rights granted by the Company (excluding those covered above), on a pro rata basis based on the total number of shares of Common Stock then sought to be included by each in such offering.  If Investor disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(e)           Investor shall have no right to obtain or seek, nor shall he obtain or seek, an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(f)            In the event any Registrable Shares are included in a registration statement under this Agreement or the terms of a Warrant:

(i)            To the extent permitted by law, the Company will indemnify and hold harmless Investor against any losses, claims, damages, or liabilities to which he may become subject under the Act, the Securities Exchange Act of 1934, as amended

(the “1934 Act”) or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law in connection with such registration and sale of securities; and the Company will pay to Investor, as incurred, any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(f)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the Company’s consent (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Investor or any of his agents.

(ii)           To the extent permitted by law, Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, each agent and any underwriter, any other person or entity selling securities in such registration statement and any controlling person of any such underwriter or other person or entity, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Investor or his agents expressly for use in connection with such registration; and Investor will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 7(f)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Investor (which consent shall not be unreasonably withheld); and, provided further, that in no event shall any indemnity under this subsection 7(f)(ii) exceed the net proceeds from the offering received by Investor.

(iii)          Promptly after receipt by an indemnified party under this Section 7(f) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7(f), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7(f), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7(f).

(iv)          To the extent the indemnification provided for in this Section 7(f) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v)           The obligations of the Company and Investor under this Section 7(f) shall survive the completion of any offering of Registrable Shares in a registration statement under Section 7, and otherwise.

(g)           With a view to making available to Investor the benefits of Rule 144 promulgated under the Act, the Company agrees to (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times, and (ii)         file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.

Section 8.              Miscellaneous

8.1          Survival of Warranties

The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the Term of this Agreement.

8.2          Successors and Assigns

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, permitted assigns, heirs and legal representatives of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3          Governing Law; Jurisdiction; Venue

This Agreement shall be governed by and construed under the laws of the State of Oregon as applied to agreements among persons domiciled in Oregon entered into and to be performed entirely within the State of Oregon.  The parties irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in Multnomah County, Oregon in connection with any action relating to this Agreement or the Securities.

8.4          Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5          Headings

The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6          Notices

Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three business days after deposit in the United States Mail, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified, if to the Company, at 7175 NW Evergreen Parkway, Hillsboro, Oregon 97124, Attention: Chief Financial Officer, or, if to Investor, at the address indicated for him on the signature page hereof, or at such other address as either party may designate by ten days’ advance written notice to the other party given in the foregoing manner.

8.7          Expenses

The Company shall pay all costs and expenses incurred by it with respect to the preparation and performance of this Agreement.  Investor shall pay all costs and expenses incurred by him with respect to the preparation and performance of this Agreement.

8.8          Amendments and Waivers

This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investor.

8.9          Severability

If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.10        Entire Agreement

This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof, including the letter agreement between the parties dated March 15, 2002.

IN WITNESS WHEREOF, the parties have duly executed this STANDBY INVESTMENT AGREEMENT as of the date first above written.

CENTERSPAN COMMUNICATIONS CORPORATION

By:	/s/
Name: Mark B. Conan
Title: Vice President of Finance and Administration and Chief Financial Officer

PETER R. KELLOGG

/s/
State of Residency: New Jersey

S-1

EXHIBIT A

[CENTERSPAN LETTERHEAD]

Re: REQUEST FOR PURCHASE

Pursuant to the Standby Investment Agreement, dated as of June 10, 2002, between CenterSpan Communications Corporation (the “Company”) and you (the “Agreement”), the Company requests that you purchase           shares of its Common Stock and wire transfer funds in the amount of $           to the Company’s account as set forth below on or before            .

The Company represents to you that the representations and warranties set forth in Section 3 of the Agreement were true and correct when made and that the Company has performed or complied with all of the obligations that are required to be performed or complied with by the Company pursuant to the Agreement prior to the advance requested by this request.

Please wire transfer immediately funds in the amount of $           to:

[Insert Wire Instructions]

Thank you,

CENTERSPAN COMMUNICATIONS CORPORATION

By:
Name:
Title: